UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 9, 2023

DARÉ BIOSCIENCE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36395	20-4139823
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3655 Nobel Drive, Suite 260

San Diego, CA 92122

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (858) 926-7655

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock	DARE	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01	Regulation FD Disclosure.

On January 9, 2023, Daré Bioscience, Inc. (“Daré”) issued a press release regarding DARE-HRT1, its investigational combination bio-identical 17β-estradiol and bio-identical progesterone intravaginal ring (“IVR”) for the treatment of menopausal symptoms as part of hormone therapy following menopause, a copy of which is attached as Exhibit 99.1 to this report.

The information contained in this Item 7.01, including in Exhibit 99.1 hereto, is being “furnished” and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended. The information contained in this Item 7.01 and in Exhibit 99.1 shall not be incorporated by reference into any filing with the U.S. Securities and Exchange Commission (the “SEC”) made by Daré, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 8.01	Other Events.

On January 9, 2023, Daré issued a press release announcing topline pharmacokinetic (“PK”) results of its Phase 1/2 clinical study of DARE-HRT1. Previously, on October 17, 2022, Daré reported topline efficacy data from the study. Topline results from the study support continued clinical development of DARE-HRT1 and Daré plans to advance DARE-HRT1 into a Phase 3 clinical trial. Following clinical development, Daré plans to seek marketing approval of DARE-HRT1 for the treatment of moderate to severe vasomotor symptoms (“VMS”) due to menopause in women with intact uteri. Daré believes U.S. Food and Drug Administration (“FDA”) approval of DARE-HRT1 for that indication is achievable via the FDA’s 505(b)(2) pathway supported by a single, placebo-controlled, Phase 3 clinical trial of DARE-HRT1 and a scientifically justified PK “bridge” (via a relative bioavailability trial) between DARE-HRT1 and the selected listed estradiol and progesterone drugs.

The randomized, open-label, two-arm, parallel group Phase 1/2 study of DARE-HRT1 was designed to evaluate the PK of two versions of DARE-HRT1 (estradiol 80 µg/progesterone 4 mg IVR and estradiol 160 µg/progesterone 8 mg IVR) in approximately 20 healthy, post-menopausal women over approximately three consecutive months of use. The study also collected safety, usability, acceptability and symptom-relief data, including VMS as well as the vaginal symptoms of menopause.

Topline data from the study demonstrate that DARE-HRT1 successfully delivered estradiol and progesterone over the 12-week evaluation period. The baseline-corrected steady state release of estradiol and progesterone from both the lower (IVR1) and higher (IVR2) dose versions of DARE-HRT1 evaluated in the study demonstrated steady state release levels in month 3 of the 12-week study as shown in the table below:

Steady State Cavg (standard deviation)
DARE-HRT1 IVR1 (n=11)
Estradiol	22.17 (4.47) pg/mL
Progesterone	1.25 (0.34) ng/mL
DARE-HRT1 IVR2 (n=10)
Estradiol	38.97 (10.79) pg/mL
Progesterone	1.80 (0.28) ng/mL

The levels of estradiol released from both the lower and higher dose formulation of DARE-HRT1 evaluated in the study achieved or exceeded the levels that were targeted for hormone therapy. Target levels of estradiol for hormone treatment for either the VMS or vaginal symptoms of menopause were established by reviewing PK levels published for FDA-approved products for both the treatment of VMS as well as the genitourinary symptoms of menopause. Based on the estradiol PK data in the DARE-HRT1 Phase 1/2 study, the results support the potential of DARE-HRT1 as an effective hormone therapy for both VMS and vaginal symptoms associated with menopause. The levels of progesterone released from both versions of DARE-HRT1 evaluated in the study met the objectives of releasing progesterone. Progesterone is used in hormone therapy to reduce the impact of estrogen on nontarget sites, such as the endometrium, to prevent estrogen-induced endometrial hyperplasia.

The levels of estradiol released from both the lower and higher dose formulation of DARE-HRT1 evaluated in the study achieved statistically significant improvement in VMS as well as the genitourinary symptoms of menopause, and vaginal pH and maturation index.

Menopausal symptoms, including hot flashes and night sweats, were reduced compared with baseline in both DARE-HRT1 dose groups (p<0.01). Participants also showed significant improvement from baseline in all measures surveyed on The Menopausal Quality of Life Survey (MENQOL), which surveys not only parameters of VMS, but also physical, psychosocial and sexual symptoms (p<0.01 on all domains). With DARE-HRT1 use, vaginal pH significantly decreased compared to baseline (p<0.01) and cytologic tests of the vaginal epithelium (vaginal maturation index) showed significant normalization (all p values <0.01 for increases in superficial cells, increases in intermediate cells and decreases in parabasal cells from baseline) among all participants. The most common genitourinary symptom, vaginal dryness, which was reported by 70% of participants at baseline, showed significant improvement in both DARE-HRT1 groups (p<0.01) and this subset also experienced significant decreases in vaginal pain with DARE-HRT1 use (p<0.01).

The study treatment was well tolerated with the types of most common adverse events consistent with other vaginal products. There were only two early discontinuations due to an adverse event, and no serious adverse events were reported.

DARE-HRT1 had a high level of acceptability in the study, with 100% of subjects reporting that the IVR was comfortable to wear, and there were no reports of the IVR being expelled from the vagina during use. Additionally, over 95% of subjects stated they would be either somewhat or very likely to use the IVR for a women’s health condition or unrelated disease if needed.

Included as Exhibit 99.2 to this report is a presentation about Daré and its product and product candidates, dated January 9, 2023, which is incorporated herein by reference. Daré intends to use the presentation and its contents in various meetings with investors, securities analysts and others, commencing on January 9, 2023.

Forward-Looking Statements

Daré cautions you that all statements, other than statements of historical facts, contained in this report are forward-looking statements. Forward-looking statements, in some cases, can be identified by terms such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “design,” “intend,” “expect,” “could,” “plan,” “potential,” “predict,” “seek,” “should,” “would,” “contemplate,” “project,” “target,” “objective,” or the negative version of these words and similar expressions. Forward-looking statements include, but are not limited to, statements relating to DARE-HRT1’s potential as a safe and effective hormone therapy for symptoms of menopause, DARE-HRT1’s potential to be the first FDA-approved monthly IVR product delivering both estrogen and progestogen hormone therapy for symptoms of menopause, the importance of the Phase 1/2 clinical study results to Daré and DARE-HRT1, the anticipated regulatory approval pathway for DARE-HRT1, and the potential for FDA approval of DARE-HRT1 for the treatment of moderate to severe VMS due to menopause in women with intact uteri based on a single Phase 3 clinical trial together with study data that establishes a scientific bridge to the selected listed drugs. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause Daré’s actual results, performance or achievements to be materially different from those expressed or implied by the forward-looking statements, including, without limitation: the risk that positive findings in early clinical and/or nonclinical studies of a product candidate may not be predictive of success in subsequent clinical and/or nonclinical studies of that candidate; Daré’s ability to develop, obtain FDA or foreign regulatory approval for, and commercialize its product candidates and to do so on communicated timelines; failure or delay in starting, conducting and completing clinical trials of a product candidate; Daré’s ability to design and conduct successful clinical trials, to enroll a sufficient number of patients, to meet established clinical endpoints, to avoid undesirable side effects and other safety concerns, and to demonstrate sufficient safety and efficacy of its product candidates; Daré’s dependence on third parties to conduct clinical trials and manufacture and supply clinical trial material and commercial product; the risk that development of a product candidate requires more clinical or nonclinical studies than Daré anticipates, or that the duration of a study or number of study subjects must be significantly greater than anticipated; Daré’s ability to raise additional capital when and as needed to advance its product candidates, execute its business strategy and continue as a going concern; the loss of, or inability to attract, key personnel; the effects of the COVID-19 pandemic, macroeconomic conditions such as inflation, rising interest rates and geopolitical events on Daré’s operations, financial results and condition, and ability to achieve current plans and objectives, including the potential impact of the pandemic on Daré’s ability to timely commence, enroll, conduct and report results of its clinical trials and on the ability of third parties on which Daré relies to assist in the conduct of its business to fulfill their contractual obligations to Daré; the impact of pharmaceutical industry regulation and health care legislation in the United States and internationally; the risk that developments by competitors make Daré’s product or product candidates less competitive or obsolete; difficulties establishing and sustaining relationships with development and/or commercial collaborators; failure of Daré’s product or product candidates, if approved, to gain market acceptance or obtain adequate coverage or reimbursement from third-party payers; Daré’s ability to retain its licensed rights to develop and commercialize a product or product candidate; Daré’s ability to satisfy the monetary obligations and other requirements in connection with its exclusive, in-license agreements covering the critical patents and related intellectual property related to its product and product candidates; Daré’s ability to adequately protect or enforce its, or its licensor’s, intellectual property rights; the lack of patent protection for the active ingredients in certain of Daré’s product candidates which could expose its products to competition from other formulations using the same active ingredients; product liability claims; governmental investigations or actions relating to Daré’s product or product candidates or the business activities of Daré, its commercial collaborators or other third parties on which Daré relies; the impact of pharmaceutical industry regulation and health care legislation in the United States and internationally; global trends toward health care cost containment; cyber attacks, security breaches or similar events that compromise Daré’s technology systems or those of third parties on which it relies and/or significantly disrupt Daré’s business; and disputes or other developments concerning Daré’s intellectual property rights. Daré’s forward-looking statements are based upon its current expectations and involve assumptions that may never materialize or may prove to be incorrect. All forward-looking statements are expressly qualified in their entirety by these cautionary statements. For a detailed description of Daré’s risks and uncertainties, you are encouraged to review its documents filed with the SEC including Daré’s recent filings on Form 8-K, Form 10-K and Form 10-Q. You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date on which they were made. Daré undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made, except as required by law.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press release issued on January 9, 2023
99.2	Corporate presentation, dated January 9, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DARÉ BIOSCIENCE, INC.

Dated: January 9, 2023	By:	/s/ Sabrina Martucci Johnson
	Name:	Sabrina Martucci Johnson
	Title:	President and Chief Executive Officer

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